Exhibit 99.01

                       RedHand International, Incorporated
                          277 West 11th Street, Apt 2F
                            New York, New York 10014

August 10TH, 2004


To: Board Of Directors

From: Richard Oravec

To Whom It May Concern:

This letter shall serve as my resignation as President and CEO of RedHand International formerly Secure Blue, Inc.

Additionally, I will accept the Board's offer to remain a Board Of Director.


Sincerely,


Richard Oravec